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                                                              EXHIBIT (a)(1)(iv)

                               PERKINELMER, INC.
                           OFFER TO PURCHASE FOR CASH
                         ANY AND ALL OF THE OUTSTANDING
             ZERO COUPON CONVERTIBLE DEBENTURES DUE AUGUST 7, 2020
                              OF PERKINELMER, INC.

                            (CUSIP NO. 714046 AA 7)

     THE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, DECEMBER 27, 2002, UNLESS THE OFFER IS EXTENDED. THE OFFER MAY BE EXTENDED UNTIL THE FINANCING CONDITION IS SATISFIED.

                                                               November 29, 2002

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

     Enclosed for your consideration is an Offer to Purchase (the "Offer to Purchase") and a form of Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), relating to the offer by PerkinElmer, Inc., a Massachusetts corporation ("PerkinElmer"), to purchase for cash any and all of its outstanding zero coupon convertible debentures due August 7, 2020 at a repurchase price for each $1,000 principal amount at maturity of debentures equal to their accreted value to, but excluding, December 30, 2002, or, if the expiration date of the Offer is after December 27, 2002, to, and including, such later expiration date. If the expiration date of the Offer is December 27, 2002, the repurchase price for each $1,000 principal amount at maturity of debentures would be $542.88, representing the original issue price of $499.60 plus accrued original issue discount of $43.28. Capitalized terms used in this letter and not defined in this letter will have the meanings ascribed to them in the Offer to Purchase.

     We have been engaged by PerkinElmer to act as the Dealer Manager in connection with the Offer.

     The offer to purchase is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal. These conditions include that PerkinElmer complete the refinancing transactions described in the Offer to Purchase.

     For your information and for forwarding to your clients for whom you hold debentures registered in your name or in the name of your nominee, we are enclosing the following documents:

     1.  The Offer to Purchase, dated November 29, 2002;

     2. A Letter of Transmittal for the debentures for your use and for the information of your clients, which includes the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup United States federal income tax withholding; and

     3. A letter which may be sent to your clients for whose accounts you hold debentures registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

     Participants of The Depository Trust Company ("DTC") will be able to execute tenders through the DTC Automated Tender Offer Program.

     HOLDERS OF DEBENTURES SHOULD BE AWARE THAT NO GUARANTEED DELIVERY PROCESS IS AVAILABLE TO TENDER DEBENTURES.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.
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     Any inquiries you may have with respect to the Offer should be addressed to
Merrill Lynch & Co., the Dealer Manager for the Offer, or D.F. King & Co., Inc., the Information Agent for the Offer, at their respective addresses and telephone numbers as set forth on the back cover page of the enclosed Offer to Purchase. Additional copies of the enclosed materials may be obtained from the Dealer Manager or the Information Agent.

                                         Very truly yours,

                                         MERRILL LYNCH & CO.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS WILL CONSTITUTE YOU AS THE AGENT OF PERKINELMER, THE DEALER MANAGER, THE DEPOSITARY, THE INFORMATION AGENT, OR THE TRUSTEE, OR AUTHORIZE YOU TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED HEREIN, IN THE OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PERKINELMER, THE DEALER MANAGER, THE DEPOSITARY, THE INFORMATION AGENT, OR THE TRUSTEE. THE OFFER TO PURCHASE AND RELATED DOCUMENTS DO NOT CONSTITUTE AN OFFER TO BUY OR SOLICITATION OF AN OFFER TO SELL DEBENTURES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

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